UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2013 (April 23, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Seventeenth Amendment to Second Amended and Restated Credit Agreement

On April 23, 2013, Magnum Hunter Resources Corporation (the “Company”) entered into a Seventeenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent (the “Seventeenth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.  The Second Amended and Restated Credit Agreement (the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

The Seventeenth Amendment amends the Credit Agreement to, among other things, provide for the decrease of the borrowing base from $350 million to $265 million, effective upon the closing of the Company’s previously-announced sale of 100% of the outstanding capital stock of Eagle Ford Hunter, Inc., the Company’s wholly owned subsidiary, to Penn Virginia Oil & Gas Corporation pursuant to a stock purchase agreement dated April 2, 2013.

In addition, pursuant to the Seventeenth Amendment, the deadline under the Credit Agreement for the Company’s delivery of its audited 2012 annual financial statements to the lenders under the Revolving Facility was extended to the earlier of (i) 57 days after notice to the Company by the trustee under the Company’s senior notes (the “Senior Notes”) of the Company’s failure to comply with Section 4.02(a) of the indenture governing the Senior Notes (the “Indenture”) (concerning the delivery of reports under the Securities Exchange Act of 1934) and (ii) June 17, 2013.  The deadline under the Credit Agreement for the Company’s delivery of its first quarter 2013 financial statements to the lenders under the Revolving Facility was also extended, to the earlier of (i) 30 days after the delivery date of the audited 2012 annual financial statements under the new deadline and (ii) July 12, 2013.  Under the Seventeenth Amendment, the lenders under the Revolving Facility waived any event of default under the Credit Agreement that may occur as a result of a default occurring under the Indenture due to the Company’s failure to comply with Section 4.02(a) of the Indenture with respect to the Company’s Form 10-Q for the quarterly period ended March 31, 2013.

The Seventeenth Amendment also revises Section 9.18 of the Credit Agreement to clarify that existing maximum hedging limits apply to each of crude oil (including natural gas liquids) and natural gas independently, with neither commodity impacting the Company’s ability to hedge the other.

The Seventeenth Amendment amends certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the Seventeenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventeenth Amendment, as well as the complete texts of the Credit Agreement and the Indenture.  The Seventeenth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011.  Copies of the First, Second, Third, Fourth and Fifth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively.  Copies of the Sixth and Seventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on May 8, 2012.  A copy of the Eighth Amendment to the Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.  A copy of the Ninth Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012.  Copies of the Tenth and Eleventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on November 14, 2012.  A copy of the Twelfth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 7, 2012.  A copy of the Thirteenth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 21, 2012.  A copy of the Fourteenth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 1, 2013.  A copy of the Fifteenth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 22, 2013.  A copy of the Sixteenth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 8, 2013.  A copy of the Indenture was filed as Exhibit 4.1 to a Current Report on Form 8-K filed with the SEC on May 16, 2012.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Seventeenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent, dated April 23, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 26, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Seventeenth Amendment to Second Amended and Restated Credit Agreement, dated April 23, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto